UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2010 (September 27, 2010)
VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices, including zip code)
(949) 461-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-4.2
EX-10.1
EX-99.1
EX-99.2
EX-99.3

INTRODUCTORY NOTE
This Current Report on Form 8-K is being filed in connection with the consummation on September 28, 2010 (the “Effective Date”), at 12:01 a.m., Eastern Daylight Time (the “Effective Time”), of the merger and certain other transactions contemplated by the Agreement and Plan of Merger, dated as of June 20, 2010 (the “Merger Agreement”), by and among Biovail Corporation (“Biovail”), Biovail Americas Corp., a wholly-owned subsidiary of Biovail (“BAC”), Beach Merger Corp., a wholly-owned subsidiary of BAC (“Merger Sub”), and Valeant Pharmaceuticals International ( “Old Valeant”).
At the Effective Time, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Old Valeant, with Old Valeant surviving as a wholly owned subsidiary of BAC (the “Merger”). In connection with the Merger, Biovail was renamed “Valeant Pharmaceuticals International, Inc.” and is hereinafter referred to as “New Valeant.”
The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is attached as Exhibit 2.1 to Old Valeant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2010 and incorporated herein by reference.
The following transactions occurred in connection with the consummation of the Merger:
Item 1.01 Entry into a Material Definitive Agreement
The disclosure set forth in Item 2.03 below is incorporated herein by reference.
On September 27, 2010, Old Valeant, New Valeant and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly The Bank of New York) (the “Convertible Notes Trustee”), entered into the First Supplemental Indenture to be effective at the Effective Time (the “First Supplemental Indenture”) to the indenture dated as of November 19, 2003 (the “Base Indenture”), by and between Old Valeant, Ribapharm Inc. and the Convertible Notes Trustee. The First Supplemental Indenture (a) states that, as provided in the Merger Agreement, each of Old Valeant’s 4.0% Convertible Notes due 2013 (the “Convertible Notes”) issued pursuant to the Base Indenture became convertible solely into the number of Common Shares that the holder of such Convertible Note would have received pursuant to the Merger Agreement if such holder had converted such Convertible Note immediately before the Effective Time and (b) provides that New Valeant fully and unconditionally guarantees, on a subordinated basis, the full and punctual payment when due of all obligations of Old Valeant under the Base Indenture, whether for payment of principal or interest on the Convertible Notes, and all other monetary obligations of Old Valeant under the Convertible Notes.
The foregoing summary of the First Supplemental Indenture is not complete, and is qualified in its entirety by reference to the full and complete text of the First Supplemental Indenture, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Existing Credit Agreement
On September 27, 2010, Old Valeant terminated its Credit and Guaranty Agreement (the “Existing Credit Agreement”), dated as of May 26, 2010, among Old Valeant, certain subsidiaries of Old Valeant named therein, as Guarantors, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, pursuant to the terms thereof.
As of September 27, 2010, borrowings of $30 million principal amount were outstanding under the Existing Credit Agreement.
A description of the material terms of the Existing Credit Agreement was included in Old Valeant’s Current Report on Form 8-K filed with the SEC on May 26, 2010 and is incorporated herein by reference.
ValueAct Standstill and Board Nomination Agreement
On September 27, 2010, Old Valeant and ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., and ValueAct Holdings GP, LLC (the “ValueAct Stockholders”) terminated, effective as of the Effective Time, the Standstill and Board Nomination Agreement, dated as of December 17, 2009 (the “Standstill and Board Nomination Agreement”) entered into among the parties. Prior to the Effective Time, the ValueAct Stockholders beneficially owned approximately 20.0% of the common stock of Old Valeant.
A description of the material terms of the Standstill and Board Nomination Agreement was included in Old Valeant’s Current Report on Form 8-K filed with the SEC on December 21, 2009 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
At the Effective Time, each outstanding share of Old Valeant common stock, par value $0.01 per share (“Old Valeant Common Stock”), other than shares of Old Valeant Common Stock held by Old Valeant, as treasury stock, New Valeant, BAC or Merger Sub (all of which were canceled), was converted into the right to receive 1.7809 of New Valeant’s common shares, no par value (the “Common Shares”), plus cash in lieu of fractional shares. Based on the closing price of the Common Shares on September 27, 2010, Old Valeant stockholders received consideration valued at approximately $3.6 billion.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 27, 2010, Old Valeant secured financing consisting of extensions of credit and commitments aggregating $2.75 billion under the New Credit Facilities (as defined below). On September 27, 2010, Old Valeant used a portion of the proceeds from the New Credit Facilities to undertake the transactions set forth below.
1)	Old Valeant funded a one-time special cash dividend of $16.77 per share of Old Valeant Common Stock to Old Valeant stockholders of record as of the close of business on September 27, 2010 (the “Pre-Merger Special Dividend”) and dividend equivalent payments to holders of certain Old Valeant equity awards.

2)	Old Valeant repaid in full, in an aggregate principal amount of $30 million, the Credit and Guaranty Agreement (the “Old Valeant Existing Credit Facility”), dated as of May 26, 2010, among Old Valeant, certain subsidiaries of Old Valeant, as Guarantors, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

3)	In accordance with the Indenture, dated as of June 9, 2009, between Old Valeant, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (the “8.375% Trustee”), Old Valeant defeased its 8.375% Senior Notes due 2016 (the “8.375% Notes”) by depositing with the 8.375% Trustee an amount sufficient to pay

100% of the outstanding aggregate principal amount of the 8.375% Notes, plus the applicable premium, plus accrued and unpaid interest, on October 27, 2010, the redemption date.

4)	In accordance with the Indenture, dated as of April 9, 2010, between Old Valeant, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (the “7.625% Trustee”), Old Valeant defeased its 7.625% Senior Notes due 2020 (the “7.625% Notes”) by depositing with the 7.625% Trustee an amount sufficient to pay 100% of the outstanding aggregate principal amount of the 7.625% Notes, plus the applicable premium, plus accrued and unpaid interest, on October 27, 2010, the redemption date.
As of the Effective Date, the New Credit Facilities were guaranteed by New Valeant and certain of its subsidiaries (other than Old Valeant).
On the Effective Date, Old Valeant issued $1.2 billion aggregate principal amount of the Senior Notes (as defined below) pursuant to the Senior Notes Indenture (as defined below), a portion of the proceeds of which Old Valeant used on the Effective date to pay down $1.0 billion in term loans under the New Credit Facilities. Taking this into account, the aggregate amount of financing obtained was $2.95 billion (the “Merger Financing”).
The following transactions took place in connection with the Merger Financing:
The New Credit Facilities
On September 27, 2010, Old Valeant entered into the Credit and Guaranty Agreement (the “Credit Agreement”) with certain subsidiaries of Old Valeant, as Guarantors, each of the lenders named therein, Goldman Sachs Lending Partners LLC (“GSLP”), Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, GSLP, as Administrative Agent and Collateral Agent, and each of Bank of America, N.A., DnB NOR Bank ASA, SunTrust Bank and The Bank of Nova Scotia, as Documentation Agent. On September 28, 2010, New Valeant and certain of its subsidiaries entered into Counterpart Agreements to the Credit Agreement, each in substantially the same form. The Credit Agreement consists of (1) a four-and-one half-year nonamortizing $125 million senior secured revolving credit facility (the “Revolving Credit Facility”), which will include a sublimit for the issuance of standby and commercial letters of credit and a sublimit for swing line loans, (2) a five-year amortizing $1.0 billion senior secured term loan A facility (the “Tranche A Term Loan Facility”) and (3) a six-year amortizing $1.625 billion senior secured term loan B facility, consisting of a $1.5 billion tranche B term loan facility and a $125 million “delayed draw” tranche B term loan facility (the “Tranche B Term Loan Facility”, and together with the Revolving Credit Facility and the Tranche A Term Loan Facility, the “New Credit Facilities”).
The loans under the Revolving Credit Facility may be made to, and the letters of credit under the Revolving Credit Facility may be issued on behalf of, Old Valeant, provided that, after the Effective Time, the Credit Agreement may be amended without the consent of the lenders thereunder to permit New Valeant to borrow loans, and to have letters of credit issued on its behalf, under the Revolving Credit Facility. The loans under the Tranche A Term Loan Facility and the Tranche B Term Loan Facility were made to Old Valeant on September 27, 2010, and were used for the purposes of (1) refinancing the Old Valeant Existing Credit Facility, the 8.375% Notes and the 7.625% Notes (collectively, the “Refinancings”), (2) funding the Pre-Merger Special Dividend and dividend equivalent payments to holders of certain Old Valeant equity awards and (3) paying fees and expenses incurred in connection with the Refinancings and the New Credit Facilities. The loans under the “delayed draw” Tranche B Term Loan Facility may be made to Old Valeant and used by New Valeant, together with cash on hand, for the payment of a special dividend of $1.00 per common share of New Valeant that it is anticipated New Valeant will pay, subject to the discretion of the Board of Directors of New Valeant, and to compliance with applicable law, on December 31, 2010, or such other date as the Board of Directors of New Valeant may determine.
The New Credit Facilities provide that Old Valeant has the right at any time to seek commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount of up to $250 million. The lenders under the New Credit Facilities are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.
All borrowings under the New Credit Facilities, including the additional term loan facilities and revolving commitments, are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties.
Borrowings under the New Credit Facilities will bear interest at a rate per annum equal to, at Old Valeant’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. For purpose of determining the interest rate payable on loans under the Tranche B Term Loan Facility under clauses (a) and (b) of the immediately preceding sentence, the base rate and LIBO rate will in no event be less than 2.50% and 1.50%, respectively. The applicable margin for borrowings under the Revolving Credit Facility will be 3.00% with respect to base rate borrowings and 4.00% with respect to LIBO rate borrowings. The applicable margin for borrowings under the Tranche A Term Loan Facility will be 3.00% with respect to base rate borrowings and 4.00% with respect to LIBO rate borrowings. The applicable margin for borrowings under the Tranche B Term Loan Facility will be 3.00% with respect to base rate borrowings and 4.00% with respect to LIBO rate borrowings.
In addition to paying interest on outstanding principal under the Revolving Credit Facility, Old Valeant will be required to pay a commitment fee of 0.75% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears. Old Valeant will also be required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on LIBO rate borrowings under the Revolving Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit fees and agency fees.
Prior to the funding of the “delayed draw” commitments under the Tranche B Term Loan Facility, Old Valeant will be required to pay a commitment fee equal to 0.75% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears.
Subject to certain exceptions and customary baskets set forth in the Credit Agreement, Old Valeant will be required to make mandatory prepayments of the loans under the Tranche A Term Loan Facility and the Tranche B Term Loan Facility, on a pro rata basis, under certain circumstances, including from (1) 100% of net cash proceeds from asset sales outside the ordinary course of business (subject to reinvestment rights), (2) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses (subject to reinvestment rights and net proceeds threshold), (3) 50% (with a step down to 25% based on achievement of a specified leverage ratio) of the net cash proceeds received from certain issuances of equity interests, (4) 100% of the net cash proceeds from the incurrence of debt not otherwise permitted by the terms of the

Credit Agreement and (5) 50% of annual excess cash flow (with a step down to 25% based on achievement of a specified leverage ratio), with any excess amounts after the prepayment of the loans under the Tranche A Term Loan Facility and the Tranche B Term Loan Facility to be applied against the outstanding amounts under the Revolving Credit Facility. For so long as any loans under the Tranche A Term Loan Facility remain outstanding, the lenders under the Tranche B Term Loan Facility will be permitted to waive any mandatory prepayments of the loans under the Tranche B Term Loan Facility.
Old Valeant will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans.
The Tranche A Term Loan Facility will mature on the five-year anniversary of the closing date for the New Credit Facilities and will amortize in equal quarterly installments of 10% of the original principal amount per year for each of the first and second years after such closing date and in equal quarterly installments of 20% of the original principal amount per year for each of the third and fourth years after such closing date, with the remaining balance amortizing in equal quarterly installments in the last year. The Tranche B Term Loan Facility will mature on the six-year anniversary of the closing date for the New Credit Facilities and will amortize in an amount equal to 1% of the original principal amount per year payable in quarterly installments, with the remaining balance to be due at the maturity of the Tranche B Term Loan Facility. The Revolving Credit Facility will mature on the four-and-one-half-year anniversary of the closing date for the New Credit Facilities and will not amortize.
Old Valeant’s obligations under the New Credit Facilities, as well as certain hedging arrangements and cash management arrangements entered into with lenders under the New Credit Facilities (or affiliates thereof), are guaranteed, as of September 27, 2010, or will be guaranteed, by Old Valeant’s existing and future direct and indirect domestic subsidiaries and, after the Effective Time, by New Valeant and its existing and future direct and indirect subsidiaries (other than Old Valeant), in each case excluding immaterial subsidiaries designated by Old Valeant or New Valeant from time to time that, individually or in the aggregate, constitute less than (1) 7.5% of the total assets and (2) 7.5% of the total revenues of New Valeant and its consolidated subsidiaries (including Old Valeant) at the time of designation and, in each case subject to certain exclusions set forth in the credit documentation governing the New Credit Facilities.
Old Valeant’s obligations and the obligations of the guarantors under the New Credit Facilities and certain hedging arrangements and cash management arrangements entered into with lenders under the New Credit Facilities (or affiliates thereof) are secured, or will be secured, by first-priority security interests in substantially all tangible and intangible assets of Old Valeant and the guarantors, including 100% of the capital stock of Old Valeant and each domestic subsidiary of Old Valeant, 65% of the capital stock of each foreign subsidiary of Old Valeant that is directly owned by Old Valeant or a guarantor and, after the Effective Time, 100% of the capital stock of Old Valeant and each subsidiary of New Valeant (other than Old Valeant’s subsidiaries) that is owned by a guarantor, in each case subject to certain exclusions set forth in the credit documentation governing the New Credit Facilities.
The New Credit Facilities contain a number of covenants that, among other things and subject to certain exceptions, restrict Old Valeant’s ability and the ability of New Valeant and its subsidiaries to:
•	incur additional indebtedness;

•	create liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	create restrictions on the payment of dividends or other distributions by subsidiaries;

•	make investments, loans, advances and acquisitions;

•	merge, amalgamate or sell assets, including equity interests of the subsidiaries;

•	enter into sale and leaseback transactions;

•	engage in transactions with affiliates;

•	enter into new lines of business; and

•	enter into amendments of or waivers under subordinated indebtedness, organizational documents and certain other material agreements.
The Credit Agreement requires that New Valeant maintain a minimum interest coverage ratio and a maximum leverage ratio. In addition, the Credit Agreement limits the aggregate amount of capital expenditures permitted to be made during any fiscal year, subject to a limited one-year carryforward of up to a maximum amount of $27.5 million for the unused capital expenditures capacity in any such fiscal year.
The Credit Agreement will also contain certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, Old Valeant may be required to repay all amounts outstanding under the New Credit Facilities.
The foregoing summary of the New Credit Facilities is not complete and is qualified in its entirety by the full and complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Senior Notes Offering
On the Effective Date, Old Valeant completed its previously announced offering (the “Senior Notes Offering”) of $500 million aggregate principal amount of 6.75% Senior Notes due 2017 (the “2017 Notes”) and $700 million aggregate principal amount of 7.00% Senior Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Senior Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons pursuant to Regulation S under the Securities Act. The Senior Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Senior Notes are the senior unsecured obligations of Old Valeant and are jointly and severally guaranteed on a senior unsecured basis by New Valeant and each of New Valeant’s subsidiaries (other than Old Valeant) that is a guarantor under the New Credit Facilities. Certain of the future subsidiaries of Old Valeant and New Valeant may be required to guarantee the Senior Notes.
A portion of the proceeds of the Senior Notes Offering were used to repay $1.0 billion of the Term Loan B Facility and the remaining portion will be used for general corporate purposes.
The Senior Notes were issued pursuant to the Indenture, dated as of the Effective Date, among Old Valeant, The Bank of New York Mellon Trust Company, as trustee, and New Valeant and the other Guarantors named therein (the “Senior Notes Indenture”).
Pursuant to the Senior Notes Indenture, the 2017 Notes will mature on October 1, 2017, and the 2020 Notes will mature on October 1, 2020. The 2017 Notes will accrue interest at the rate of 6.75% per year and the 2020 Notes will accrue interest at the rate of 7.00% per year. Interest on the Senior Notes will be payable semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2011.

Old Valeant may redeem all or a portion of the 2017 Notes at any time prior to October 1, 2014, and Old Valeant may redeem all or a portion of the 2020 notes at any time prior to October 1, 2015, in each case at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after October 1, 2014, Old Valeant may redeem all or a portion of the 2017 Notes, and on or after October 1, 2015, Old Valeant may redeem all or a portion of the 2020 Notes, in each case at the redemption prices applicable to the 2017 Notes or the 2020 Notes, as applicable, as set forth in the Senior Notes Indenture, plus accrued and unpaid interest to the date of redemption of the 2017 Notes or the 2020 Notes, as applicable. In addition, prior to October 1, 2013, Old Valeant may redeem up to 35% of the aggregate principal amount of either the 2017 Notes or the 2020 Notes, in each case with the net proceeds of certain equity offerings.
If Old Valeant or New Valeant experiences a Change of Control (as defined in the Senior Notes Indenture), unless Old Valeant has exercised its right to redeem all of the 2017 Notes or the 2020 Notes, as applicable, each holder of 2017 Notes or 2020 Notes, as applicable, may require Old Valeant to repurchase such holder’s 2017 Notes or 2020 Notes, as applicable, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date of the 2017 Notes or 2020 Notes, as applicable.
The Senior Notes Indenture contains covenants that limit the ability of New Valeant and any of its restricted subsidiaries (as such term is defined in the Senior Notes Indenture) to, among other things:
•	incur or guarantee additional debt;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations;

•	repurchase capital stock, repurchase subordinated debt and make certain investments; and

•	transfer and sell assets.
If an event of default, as specified in the Senior Notes Indenture, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Senior Notes may accelerate the maturity of all the Senior Notes.
The foregoing summary of the Senior Notes Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Senior Notes Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule
Old Valeant notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger. Accordingly, on the Effective Date, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the Old Valeant Common Stock.
In addition, Old Valeant intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Old Valeant Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Old Valeant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders
The disclosure set forth in Item 2.01 above is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant
As a result of the Merger, a change of control of Old Valeant occurred, and Old Valeant became a wholly-owned subsidiary of New Valeant. The disclosure set forth in Item 2.01 above is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the Merger, all of the directors of Old Valeant resigned from their directorships of Old Valeant, as of the Effective Time, and Robert Chai-Onn, Jeremy Lipshy and Rajiv De Silva became the directors of Old Valeant at the Effective Time.
On September 28, 2010, each of Bhaskar Chaudhuri, Peter Blott, Steve T. Min and Elisa A. Karlson ceased to hold his or her respective office with Old Valeant and Old Valeant’s Board of Directors appointed Margaret Mulligan as Executive Vice President and Chief Financial Officer, Rajiv De Silva as President and Chief Operating Officer and Robert Chai-Onn as Executive Vice President, General Counsel and Corporate Secretary. On September 29, 2010, J. Michael Pearson, Chief Executive Officer of New Valeant, ceased to be the principal executive officer of Old Valeant.
Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
As of the Effective Time, the certificate of incorporation of Old Valeant was amended and restated in its entirety to be substantially identical to the certificate of incorporation of Merger Sub in effect as of immediately prior to the Effective Time, but with the name of the surviving corporation remaining “Valeant Pharmaceuticals International.” In addition, following the Effective Time, the by-laws of Merger Sub in effect immediately prior to the Effective Time became the by-laws of Old Valeant, but with the name of the surviving corporation remaining “Valeant Pharmaceuticals International.”
The Amended and Restated Certificate of Incorporation of Old Valeant is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Amended and Restated By-laws of Old Valeant are attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
On September 27, 2010, Old Valeant held a special meeting of stockholders at which the Old Valeant stockholders voted on a proposal to adopt the Merger Agreement and a proposal to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement at the time of the special meeting.
Stockholders present in person at the special meeting or by proxy voted to adopt the Merger Agreement as follows:

For	68,031,394
Against	68,218
Abstain	24,520

Stockholders present in person at the special meeting or by proxy voted to approve the adjournment proposal as follows:

For	66,130,467
Against	1,956,387
Abstain	37,278
The votes in favor of adopting the Merger Agreement represented 88.7% of the shares of Old Valeant Common Stock outstanding as of the record date for the special meeting and 99.9% of the shares of Old Valeant Common Stock present in person or represented by proxy at the special meeting.
For each of the foregoing proposals, a quorum was present for the purposes of the vote.
On September 27, 2010, Old Valeant issued a press release announcing the foregoing voting results of the special meeting of stockholders. Such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events
On September 27, 2010, Old Valeant’s Board of Directors declared the Pre-Merger Special Dividend.
On September 27, 2010, Old Valeant announced that it will redeem all of its 7.625% Notes and all of its 8.375% Notes that remain outstanding on October 27, 2010 and that in conjunction with the redemption, both the 7.625% Notes and the 8.375% Notes were legally defeased on September 27, 2010. A copy of the press release announcing the redemption and defeasance is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the press release announcing the declaration of the Pre-Merger Special Dividend and the consummation of the Merger is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits.
2.1	Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp. (incorporated by reference to Exhibit 2.1 of Old Valeant’s Current Report on Form 8-K filed on June 23, 2010).

3.1	Amended and Restated Certificate of Incorporation of Valeant Pharmaceuticals International.

3.2	Amended and Restated By-laws of Valeant Pharmaceuticals International.

4.1	Indenture, dated as of September 28, 2010, among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors listed therein.

4.2	First Supplemental Indenture, dated as of September 27, 2010 and effective as of September 28, 2010, to the Indenture, dated as of November 19, 2003, between Valeant Pharmaceuticals International, Ribapharm Inc. and The Bank of New York Mellon Trust Company, N.A, as successor to The Bank of New York Mellon (formerly The Bank of New York) (the “Convertible Notes Trustee”), between Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc. (formerly known as Biovail Corporation), and the Convertible Notes Trustee.

10.1	Credit and Guaranty Agreement, dated as of September 27, 2010, among Valeant Pharmaceuticals International and, upon consummation of the Merger and delivery of the Counterpart Agreement pursuant to Section 5.16 thereto, New Valeant, certain subsidiaries of Valeant Pharmaceuticals International, as Guarantors, and, upon consummation of the Merger and delivery of the Counterpart Agreement pursuant to Section 5.16 thereto, certain subsidiaries of New Valeant, as Guarantors, each of the lenders named therein, Goldman Sachs Lending Partners LLC (“GSLP”), Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, GSLP, as Administrative Agent and Collateral Agent, and each of Bank of America, N.A., DnB NOR Bank ASA, SunTrust Bank and The Bank of Nova Scotia, as Documentation Agent.

99.1	Press release of Valeant Pharmaceuticals International, issued on September 27, 2010

99.2	Press release of Valeant Pharmaceuticals International, issued on September 27, 2010.

99.3	Press release of Valeant Pharmaceuticals International, Inc., issued on September 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2010

By: Name:	/s/ Robert Chai-Onn Robert Chai-Onn
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp. (incorporated by reference to Exhibit 2.1 of Old Valeant’s Current Report on Form 8-K filed on June 23, 2010).

3.1*	Amended and Restated Certificate of Incorporation of Valeant Pharmaceuticals International.

3.2*	Amended and Restated By-laws of Valeant Pharmaceuticals International.

4.1*	Indenture, dated as of September 28, 2010, among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors listed therein.

4.2*	First Supplemental Indenture, dated as of September 27, 2010 and effective as of September 28, 2010, to the Indenture, dated as of November 19, 2003, between Valeant Pharmaceuticals International, Ribapharm Inc. and The Bank of New York Mellon Trust Company, N.A, as successor to The Bank of New York Mellon (formerly The Bank of New York) (the “Convertible Notes Trustee”), between Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc. (formerly known as Biovail Corporation), and the Convertible Notes Trustee.

10.1*	Credit and Guaranty Agreement, dated as of September 27, 2010, among Valeant Pharmaceuticals International and, upon consummation of the Merger and delivery of the Counterpart Agreement pursuant to Section 5.16 thereto, New Valeant, certain subsidiaries of Valeant Pharmaceuticals International, as Guarantors, and, upon consummation of the Merger and delivery of the Counterpart Agreement pursuant to Section 5.16 thereto, certain subsidiaries of New Valeant, as Guarantors, each of the lenders named therein, Goldman Sachs Lending Partners LLC (“GSLP”), Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, GSLP, as Administrative Agent and Collateral Agent, and each of Bank of America, N.A., DnB NOR Bank ASA, SunTrust Bank and The Bank of Nova Scotia, as Documentation Agent.

99.1*	Press release of Valeant Pharmaceuticals International, issued on September 27, 2010

99.2*	Press release of Valeant Pharmaceuticals International, issued on September 27, 2010.

99.3*	Press release of Valeant Pharmaceuticals International, Inc., issued on September 28, 2010.

*   Filed herewith